UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, WA 98203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 25, 2011. The shareholder voted on four proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated April 4, 2011. The final results for the votes regarding each proposal are set forth below.

Proposal Number One: Shareholders elected Thomas D. Campion and Sarah G. McCoy as directors to each serve a three-year term until the 2014 Annual Meeting of Shareholders. The results of the vote were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas D. Campion	27,562,266	179,684	7,450	1,709,418
Sarah G. McCoy	27,652,861	88,762	7,777	1,709,418

Proposal Number Two: Shareholders approved the advisory vote on executive compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
27,671,586	72,536	5,278	1,709,418

Proposal Number Three: Shareholders indicated their preference, that the advisory vote on executive compensation be held every three years. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
11,328,701	66,383	16,349,065	5,251	1,709,418

Based on the Board of Director’s recommendation in the Proxy Statement and the voting results with respect to the frequency of future advisory votes on executive compensation, the Board of Directors determined that it will include in the annual shareholder meeting proxy materials a shareholder vote on the executive compensation every three years.

Proposal Number Four: Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012. The results of the vote were as follows:

For	Against	Abstain
29,387,163	60,439	11,216

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: May 26, 2011	By:	/s/ Richard M. Brooks
Richard M. Brooks
Chief Executive Officer